Exhibit 99.1

Media Contact:	Stevi Wara Diamond Resorts Corporation Tel: (702) 823-7069; Fax: (702) 684 -8705 media@diamondresorts.com

DIAMOND RESORTS CORPORATION ANNOUNCES A CONFERENCE CALL TO

DISCUSS OPERATING RESULTS FOR THE YEAR ENDED DECEMBER 31, 2011

LAS VEGAS, Nev., (March 27, 2012) DIAMOND RESORTS CORPORATION (the “Corporation”) will host a conference call for holders of its Senior Secured Notes on Monday April 02, 2012, at 4:00 p.m. EST for the purpose of discussing the Corporation’s operating results for the year ended December 31, 2011. The dial-in information for the conference call is as follows:

Time and Date: Monday, April 02, 2012 at 4:00 p.m. EST

Toll-free dial-in number: (877) 880-9797

International dial-in number: (706) 902-0715

Conference ID: 66880595

Rebroadcast Information:

A rebroadcast of the teleconference will be available two hours subsequent to the conclusion of the call for seven days. The dial-in information to access the rebroadcast is as follows:

Toll-free dial-in number: (855) 859-2056

International dial-in number: (404) 537-3406

Conference ID: 66880595

A recording of the call will be posted to the Intralinks site within four days subsequent to the conclusion of the call.

Holders of the Corporation’s 12% Senior Secured Notes due 2018 who would like access to the Corporation’s Intralinks website should contact David Palmer, the Corporation’s President and Chief Financial Officer, via e-mail at noteholderrelations@diamondresorts.com or by phone at (702) 823-7355.